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Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

EDGEN CORPORATION

Effective Date: August 25, 2005

ARTICLE I

Shareholders' Meetings; Voting

        Section 1.1.    Annual Meetings.    An annual meeting of shareholders shall be held for the election of directors at such time and place either within or without the State of Nevada as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

        Section 1.2.    Special Meetings.    Special meetings of shareholders may be called at any time by the Chairman of the Board, the President, the Board of Directors, or as provided in Section 2.2, to be held at such date, time and place either within or without the State of Nevada as may be stated in the notice of the meeting. A special meeting of shareholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of shareholders who together own of record at least ten percent (10%) of the outstanding shares of stock entitled to vote at such meeting.

        Section 1.3.    Notice of Meetings.    Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting. and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any shareholder, cause such notice to such shareholder to be confirmed to such other address and/or by such other means as such shareholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only.

        Section 1.4.    Adjournments.    Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        Section 1.5.    Quorum.    At each meeting of shareholders, except where otherwise provided by law or the articles of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. With respect to any matter on which shareholders vote separately as a class, the holders of a majority of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend.

        Section 1.6.    Organization.    Meetings of shareholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 1.7.    Voting Proxies.    Unless otherwise provided in the articles of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, not to exceed seven years. Any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the Corporation or another person or persons appointed by the corporation to count the votes of stockholders and determine the validity of proxies and ballots. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of directors, such election and all other elections and questions shall, unless otherwise provided by law or by the articles of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

        Section 1.8.    Fixing Date for Determination of Shareholders of Record.    In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        Section 1.9.    List of Shareholders Entitled to Vote.    The Secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

        Section 1.10.    Consent of Shareholders in Lieu of Meeting.    To the extent provided by any statute at the time in force, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the articles of incorporation or by these by-laws, the meeting and prior notice thereof and vote of shareholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action without a meeting by less than unanimous written consent and notice thereof shall be given to those shareholders who have not consented in writing.

ARTICLE II

Board of Directors

        Section 2.1.    Powers; Number; Qualifications.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the articles of incorporation. The number of Directors which shall constitute the whole Board of Directors shall not be less than one (1) nor more than nine (9). Within such limits, the number of directors may be fixed from time to time by vote of the shareholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the articles of incorporation.

        Section 2.2.    Election; Term of Office; Resignation; Removal; Vacancies; Special Elections.    Except as otherwise provided in this Section 2.2, the directors shall be elected annually at the annual meeting of the shareholders by a plurality of the votes cast. Each director (whenever elected) shall hold office until the annual meeting of shareholders or any special meeting of shareholders called to elect directors next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the articles of incorporation. Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, given at a special meeting of such shareholders called for the purpose. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the articles of incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum or by a sole remaining director so elected. Any such vacancies or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the shareholders called for the purpose.

        Section 2.3.    Regular Meetings.    Regular meetings of the Board of Directors may be held at such places within or without the State of Nevada and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

        Section 2.4.    Special Meetings.    Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the Chairman of the Board, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

        Section 2.5.    Telephonic Meetings Permitted.    Unless otherwise restricted by the articles of incorporation or these by-laws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

        Section 2.6.    Quorum: Vote Required for Action.    At all meetings of the Board of Directors the presence of a majority of the total number of directors, including at least one of the Jefferies Directors (as defined below), shall constitute a quorum for the transaction of business. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

        Unless otherwise provided in the articles of incorporation, approval of any action by the Board, including an amendment to these by-laws, shall require the affirmative vote of at least a majority of the directors present at any meeting at which a quorum is present, provided that, unless all Jefferies Directors present at such meeting abstain on such vote, such majority must include at least one Jefferies Director. For the purposes of this Section 2.6, "Jefferies Director" shall mean James L. Luikart or Nicholas Daraviras (so long as either is a director of the Company) or any other different or additional directors of the Company designated as a "Jefferies Director" in a written notice to the Company from ING Furman Selz Investors III L.P., a Delaware limited partnership.

        Section 2.7.    Organization.    Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 2.8.    Action by Directors Without a Meeting.    Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

Committees

        Section 3.1.    Committees.    The Board of Directors may, by resolution passed by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by the articles of incorporation or these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, to the full extent permitted by law.

        Section 3.2.    Committee Rules.    Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of all such member present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

        Section 4.1.    Officers: Election.    As soon as practicable after the annual meeting of shareholders in each year, the Board shall elect a President, Secretary, and a Treasurer. The Board may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

        Section 4.2.    Term of Office; Resignation; Removal; Vacancies.    Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall or may be filled for the unexpired portion of the term by the Board at any regular or special meeting in the manner provided in Section 4. 1 for election of officers following the annual meeting of shareholders.

        Section 4.3.    President.    The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

        Section 4.4.    Vice Presidents.    The Vice President or Vice Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board or the President or as may be provided by law.

        Section 4.5.    Secretary.    The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board or the President or as may be provided by law.

        Section 4.6.    Treasurer.    The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board or the President or as may be provided by law.

        Section 4.7.    Other Officers.    The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

Stock

        Section 5.1.    Certificates.    Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 5.2.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.    The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

        Section 6.1.    Seal.    The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        Section 6.2.    Waiver of Notice of Meetings of Shareholders, Directors and Committees.    Whenever notice is required to be given by law or under any provision of the articles of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these by-laws.

        Section 6.3.    Form of Records.    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        Section 6.4.    Dividends.    Dividends upon the stock of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the articles of incorporation.

        Section 6.5.    Reserves.    Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

        Section 6.6.    Checks.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 6.7.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 6.8.    Offices.    The registered office of the Corporation shall be in the City of Carson City, County of Carson City, State of Nevada. The Corporation may also have offices at such other places within or outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE VII

Amendments

        Section 7.1.    Amendments.    These by-laws may be altered, amended or repealed at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

ARTICLE VIII

Indemnification

        Section 8.1.    Indemnification.    The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

        The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

        The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's articles of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the General Corporation Law of the State of Nevada and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. For purposes of this Article, references to the Corporation' shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Nevada.

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AMENDED AND RESTATED BY-LAWS OF EDGEN CORPORATION
Effective Date: August 25, 2005 ARTICLE I Shareholders' Meetings; Voting
ARTICLE II Board of Directors
ARTICLE III Committees
ARTICLE IV Officers
ARTICLE V Stock
ARTICLE VI Miscellaneous
ARTICLE VII Amendments
ARTICLE VIII Indemnification